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EXHIBIT 10.11

LLOYDS TSB                                               BUSINESS LOAN AGREEMENT

We LLOYDS TSB BANK PLC (the "Bank") of PO Box 18436, 39 Threadneedle Street, EC2R 8PT offer you XCEL CORPORATION LIMITED (company registered number (969006) of Brunswick Road, Cobbs Wood, Ashford, Kent TN23 1EB a loan on the following terms and conditions

SPECIFIC TERMS AND CONDITIONS

THE LOAN

The maximum amount of the loan (excluding any amounts of interest that will be added to the loan) shall be (pound)500,000. This amount is to be used for working capital purposes. The loan shall be borrowed in one amount on or before 31st August 2005 or such later date as the Bank may agree. You will not be entitled to borrow any amount that has not been borrowed by the agreed date. The proceeds of the loan will be credited to your current account no. 00450767.

Unless the Bank agrees otherwise, the loan may not be borrowed until all the PRECONDITIONS set out below have been satisfied

PRECONDITIONS

Unless received by the Bank prior to the date on which this agreement is signed by the Bank, the Bank is to receive in form and substance acceptable to the Bank the security and other documents (if any) listed in the Security Schedule lo this agreement and the documents, evidence or other requirements of the preconditions (if any) set out in the Preconditions Schedule to this agreement. Any security received should be accompanied by such evidence as the Bank may reasonably require to confirm the value of such security and to confirm that such security is fully effective.

FEES AND COSTS

You shall pay any costs and expenses incurred by the Bank in assessing the loan, in the preparation of this agreement and of any amendment, waiver or consent letter at any time entered into, in the preparation, valuation, taking or release of any guarantee or t security at any time given in connection with this agreement and in connection with the revaluation of any such security from time to time. In particular the following charges shall be paid by you on demand by the Bunk. These charges are to be paid even if the loan is not borrowed.

Security Costs (pound)530 (estimated)

Estimated charges have been calculated on the basis of the Bank's experience with similar transactions. The actual amount charged to you may be more or less than the estimated figure.

An arrangement fee of (pound)10,000 is also payable. This fee shall be paid to the Bank by you on the date the loan is borrowed.


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As mentioned in clauses 3 & 6 of the GENERAL TERMS AND CONDITIONS, other costs may arise in connection with the loan or in connection with the repayment of the loan.

INTEREST

The rate of interest payable on the loan will be Base Rate plus 2.5% per annum, currently 7.25% per annum in total.

Interest shall be added to the loan 1 month after the date of borrowing, at monthly intervals thereafter and on the date of final repayment of the loan.

Interest is calculated on a daily basis on the amount of the loan from time to time outstanding. Interest for any particular period is calculated on the number of days in that period and a year of 365 days.

If you fail to pay any amount payable under this agreement when due the rate of interest may be increased in accordance with clause 6.3 of the GENERAL TERMS AND CONDITIONS.

REPAYMENT

The loan is repayable in 36 consecutive monthly installments representing principal and interest commencing on the date which is 1 month after the date the loan is borrowed. The amount of these instalments will vary with changes in the interest rate and the number of days in the charging period.

EARLY REPAYMENT

The loan may be repaid early in accordance with clause 2 of the GENERAL TERMS AND CONDITIONS.

FINANCIAL COVENANTS

For as long as any moneys are owing to the Bank under this agreement or the Bank is under any obligation under this agreement you shall comply with the financial covenants set out below. These covenants will be tested against each financial statement.

Your consolidated profit before taxation and interest paid and payable is not at any time to be less than 500% of the consolidated interest paid and payable (whether to the Bank or to any other person) for the period covered by the accounts.

Your consolidated profit before taxation, depreciation, amortisation of goodwill and of other intangibles and interest paid and payable (but after dividends paid and payable) is not at any time to be less than 300% of the aggregate of the consolidated principal repayments and the consolidated interest paid and payable (whether to the Bank or to any other person) for the period covered by the accounts.


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PERIOD OF OFFER

This agreement shall come into effect only if the Bank receives from you and finds in order a signed copy of this agreement on or before 31st July 2005.

GENERAL TERMS CONDITIONS

USEFUL LOAN PROCEEDS

         1.1 Unless the loan is only for working capital or general business purposes, the amount borrowed shall be held in trust for the Bank until used for the purpose stated in the SPECIFIC TERMS AND CONDITIONS.

REPAYMENT

         2.1 You will repay the loan on the dates and in the manner set out in the REPAYMENT section of the SPECIFIC TERMS AND CONDITIONS.

         2.2 You may at any time after giving at least 5 business days' notice to the Bank make early repayment of all or any part of the loan together (in either case) with interest accrued to the date of payment. Each early repayment of part of the loan must be of at least (pound)5,000 (excluding accrued interest) and no amount repaid early may be borrowed again. If the loan is to be repaid in more than one amount, the Bank will decide how to apply the early repayment, either (a) by reducing subsequent repayments proportionately or (b) by applying the early repayment to then latest scheduled repayment instalments so as to reduce the terms of the loan.

INCREASED COSTS AND CHANGES IN CIRCUMSTANCES

         3.1 In running its business the Bank and any holding company of the Bank each has to comply with certain regulations and requirements laid down by regulatory and other official organisations or bodies as well as the law generally. The rate of interest quoted in the SPECIFIC TERMS AND CONDITIONS has been set in the light of how this affects the cost (to the Bank and any such holding company) of the Bank funding, agreeing to make and of making the loan available at the time the Bank signed this agreement. If, as a result of any new laws, regulations or requirements or any changes in existing ones, such cost is increased, the Bank may increase the rate of interest charged on the loan to compensate for that extra cost.

         3.2 If at any tine the currency in which the loan is denominated is due to be or has been converted into the euro or any other currency as a result of a change in law or by agreement between the Bank and you, then:

                  (a) the Bank may in its sole discretion determine and shall notify you in writing of the currency or currency unit in which amounts payable under this agreement shall be paid. After the expiry of 7 days


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                           from the date of such notice all payments falling due
                           under this agreement shall be made in such currency or currency unit, and

                  (b)      (i)      the Bank may by giving you not less than
                                    21 days' written notice change any of the terms applying to the loan but only to the extent that the Bank reasonably considers any such change necessary to take account of differences in market practice or to compensate for increases in costs to the Bank or to any holding company of the Bank arising from or related to such conversion or arising from or related to the introduction of or to the extension of monetary union within the European Union.
                                    Any such change shall amend the terms of this agreement upon expiry of such period of notice, and

                           (ii) at any time within 21 days of receipt of the Bank's notice you may make early repayment of all (but not part) of the loan. Such repayment shall be in accordance with clauses 2 and 3.2(a) above.

REPRESENTATIONS

         4.1      You represent that:

                  (a) all action required or necessary to authorise the execution of this agreement and the performance of your obligations under and in connection with this agreement has been taken and neither the execution of this agreement nor the performance of your obligations will constitute or result in any breach of any agreement, law, requirement or regulation,

                  (b) no material litigation, administrative or judicial proceedings are presently pending or threatened against you or any of your subsidiaries,

                  (c) there has been no material adverse change in your financial condition or that of any of your subsidiaries since the date of the financial statement received by the Bank prior to the date on which this agreement is signed by the Bank, and

                  (d) no Event of Default (as described in clause (6.1 below) has occurred and is continuing and no circumstance has occurred which, with the giving of notice or the passing of time, could become or cause an Event of Default.

         4.2 You shall be deemed to repeat the above representations on each day (with reference to the facts and circumstances then existing) prior to borrowing the loan and thereafter until all amounts payable to the Bank under this agreement have been paid.

UNDERTAKINGS

Prior to borrowing the loan and thereafter until all amounts payable to the Bank under this agreement have been paid:


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         5.1      neither you nor any of your subsidiaries shall:

                  (a) without the Bank's consent create or allow to be in place any mortgage, charge or other security interest or encumbrance over the whole or any part of your or their business or any of the property, income or other assets of your or their business or enter into any transaction which in the Bank's opinion has a similar effect, or factor or assign any debits,

                  (b) part with, sell, transfer, lease or otherwise dispose of (or attempt or agree to do any such thing) the whole or any material part or your or any of your Subsidiary's undertaking, property, revenue or assets (either by a single transaction or a number of transactions whether related or not) other than for full value on an arm's length basis (save that no such parting with, sale, transfer, lease or other disposal may be made or entered into (i) if it would breach the terms of any security document given lo the Bank, or (ii) in respect of any undertaking, property, revenue or asset over which the Bank then has a fixed charge or fixed security interest), or

                  (c) change the nature or your or their business as it is now conducted,

         5.2 you shall promptly provide the Bank with copies of any financial information that the Bank may from time to time reasonably request, including but not limited to:

                  (a) copies of your financial statement within 270 days of the end of each financial year, and

                  (b) copies of your periodic management accounts at such intervals as the Bank may require in a form acceptable to the Bank within 45 days of the end of the period to which they relate. The Bank may at its option require such management accounts to incorporate an age-analysis of debtors, a schedule of all tenancies (if any) of any properly held by the Bank as security at the date of the accounts, and/or a breakdown of stock in trade,

         5.3 you and each or your subsidiaries shall maintain with reputable underwriters or insurance companies adequate insurance on and over your respective business and assets, such insurance to be against such risks and to the extent usual for persons carrying on a business such as that carried on by you or, as the case may be, by the relevant subsidiary and, from time to time upon the request of the Bank, you shall furnish the Bank with evidence of such insurance,

         5.4 in respect of any pension policy or life policy held by or charged to the Bunk, you agree to ensure that the premiums are paid when due and, upon request from the Bank at any time, promptly to provide the Bank with evidence that payment has been made. In the case of any such pension policy you also agree:

                  (a) upon request by the Bank at any time, promptly to provide the Bank with evidence that the commutation proceeds will be paid to the Bank,


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                  (b)      except to the extent that you have and apply other
                           funds in repayment of the loan, to take the maximum benefit of the pension policy by way of commutation and its apply that benefit in repayment of the loan when due, and

                  (e) not to agree to any arrangement that would reduce the commutation amount of the pension policy nor arrange for any transfer to be made from the pension policy,

         5.5 if the purpose of the loan (as stated in the SPECIFIC TERMS AND CONDITIONS) involves building works or works enabling building works affecting any properly, you agree that promptly upon request by the Blank at any time you shall:

                  (a) provide the Bank with evidence in a form acceptable to the Bank that you have obtained all necessary permissions and approvals for the proposed works and have entered into (in a form of contract acceptable to the Bank) all contracts necessary for the due completion of the proposed works. You will at all times ensure that any other party to any such contract (whether or not such contract has been provided to the Bank) complies with the contract in accordance with its terms. You shall not, without the consent of the Bank, agree to any modification in the terms of any contract which has been provided to the Bank, or terminate any such contract or stop work on any proposed works prior to completion of the works, and

                  (b) provide to the Bank confirmations (each in a form and from a party acceptable to the Bank) of all expenditure on the works. The Bank may refuse to permit the borrowing of the loan if the amount to be borrowed under this agreement in respect of the works exceeds the total expenditure detailed in the confirmations, and

         5.6 you agree to reduce the loan (in accordance with clause 2 above) or to provide the Bank with additional security acceptable to the Bank if the ratio of the loan to the value of the security given to the Bank is at any time higher than that applicable on the date this agreement was signed by the Bank and agree to provide such evidence as the Bank may from time to time require to confirm the value of such security and to confirm that the security remains fully effective. If the loan is to be repaid in more than one amount, the Bank will decide how to apply any early repayment, either (a) by reducing subsequent repayments proportionately or (b) by applying the early repayment to the then latest scheduled repayment instalment(s) so as to reduce the term or the loan.

DEFAULT AND TERMINATION

         6.1 The events listed in (a) to (j) below are called "EVENTS OF DEFAULT". As soon as an Event of Default happens or at any time thereafter, by giving notice to you, the Bank may cancel any obligations it has to lend money to you and may also make


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                  the loan become repayable on demand. When the loan is
                  repayable on demand, you must repay the loan to the Bank together with all interest which has accrued on the loan and any other amounts owing under this agreement as soon as the Bank requests you to pay these amounts. The Bank may do this at the time the loan becomes repayable on demand or at any later time.

EVENTS OF DEFAULT

                  (a) you fail to pay when due any indebtedness owed by you to the Bank or fail to comply with any other obligation or undertaking to the Bank,

                  (b) you fail to pay when due any indebtedness owed by you to another creditor or any of your creditors changes (or obtains the right to change) the original date on which that indebtedness is or was due to be paid to an earlier date us a result of your failure to comply with obligations in connection with that indebtedness,

                  (c) any representation or statement made by you to the Bank, whether or not in connection with this agreement, proves in have been incorrect or inaccurate when made or deemed made,

                  (d) any person with a legal claim takes possession or a receiver, administrator, custodian, trustee, liquidator or similar official is appointed of the whole or any part of your business or of any of the assets of your business or an administration application is presented or made for the making of an administration order or a notice of intention to appoint an administrator is issued by you or your directors or by the holder of a qualifying floating charge or notice of appointment of an administrator is filed by any person with the court or a judgment, decree or diligence is made or granted against you,

                  (e) proceedings are commenced or a petition is presented or an order is made or a resolution is passed for your winding up or you are or become insolvent or you stop or threaten to stop payment of your debts generally or you are deemed by law unable to pay your debts or you or your directors convene or become obliged to convene a meeting of shareholders or creditors with a view to winding up or an application is made in connection with a moratorium or a proposal to creditors for a voluntary arrangement by you or you take any action (including entering negotiations) with a view to readjustment, rescheduling, forgiveness or deferral of any part of your indebtedness,

                  (f) you cease or threaten to cease to carry on your business in the normal course or fail to maintain or breach any franchise, licence or right necessary to conduct your business or breach any legislation relating to your business, including but not limited to any applicable environmental protection laws,


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                  (g)      the persons who now control you cease to have such
                           control,

                  (h) any guarantee, other security or other document or arrangement relied upon by the Bank in connection with the loan ceases to be continuing or ceases to remain fully effective or notice of discontinuance is received by the Bank or if the Bank reasonably believes that the effectiveness of any such document or arrangement . is in doubt or if any provision of such document or arrangement is not complied with for any reason or any favourable tax treatment afforded to any pension policy or to any life policy held by or charged to the Bank ceases to be available,

                  (i) any of the above events occur in relation to any parent or subsidiary or any guarantor of or other provider of security for the loan or, in the case of any individual that provides any guarantee or other security for the loan, a petition is presented for a bankruptcy or sequestration order against any such individual or any such individual dies or becomes incapable of managing his or her affairs by reason of mental disorder, or any action is taken in any jurisdiction which is similar or analogous to any of the above events in respect of you or any of the above mentioned panties, or

                  (j) you fail or have failed to disclose to the Bank any important information that is relevant to the loan or the security required or you undertake or are subject to any action or occurrence which the Bank reasonably believes could place at risk the payment of any amount owing to the Bank.

         6.2 If any Event of Default happens or anything happens that might lead to an Event of Default, you shall inform the Bank immediately.

         6.3 If any amount payable in respect of this agreement is not paid when due (including any amount payable under this clause 6, you shall pay interest on that amount at the default rate from the date on which the amount was due until it is paid to the Bank. Interest, if unpaid, shall be added to the amount in default at monthly intervals. The default rate shall be the rate determined by the Bank to be 3% per annum higher than the rate of interest specified in the SPECIFIC TERMS AND CONDITIONS that would normally apply.

         6.4 You shall indemnify the Bank against any costs incurred or losses reasonably sustained by the Bank as the result of any Event of Default.

         6.5 You shall also pay any costs and expenses reasonably incurred by the Bank in enforcing or perfecting any security for the loan and in enforcing or preserving its rights under this agreement.

OTHER

         7.1 This agreement shall be construed mind have effect in accordance with English law and is subject to the jurisdiction of the English Courts. The Bank may take action against you in any other jurisdiction where proceedings may be lawfully commenced.


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         7.2      No delay or omission by the Bank in exercising any of its
                  rights hereunder shall operate or be construed as a waiver, nor shall any single or partial exercise of any such right prevent any other or further exercise thereof or the exercise of any other right.

         7.3 If the loan is to be borrowed, or if any payment becomes due from you, on a day which is not a business day then the amount concerned will be borrowed or, as the case may be, will become payable on the next business day.

         7.4 The Bank may use any credit balance there may be on any of your accounts towards payment or any amounts owed by you to the Bank under this agreement without notifying you beforehand, whether such credit balances are in sterling or any other currency or are deposited for fixed or determinable periods.

         7.5 Unless otherwise agreed by the Bank you shall at all times during the term of this agreement keep a current account (or other account for the purposes of meeting all payments due to the Bank under and in connection with this agreement) with the Bank and all amounts from time to time due lo the Bank under this agreement may be debited to that account. You shall keep enough money in the account (or ensure that there are sufficient funds available within any agreed overdraft.) to meet all such payments as they become due.

         7.6 Any security given to the Bank (whether given before the date on which this agreement is signed by the Bank or at any time in the future and whether or not. specified in this agreement) shall, unless otherwise agreed by the Bank. be security not only for the loan but also for all other moneys and liabilities whether certain or contingent at any time due, owing or incurred by you to the Bunk.

         7.7 Members of the Lloyds TSB group from time to time may transfer information regarding you among themselves, to their auditors for the time being and to any potential assignee or transferee of the loan. Information may not be transferred further or otherwise (including for marketing purposes) without prior written consent unless such information is in the public domain or unless the Bunk is required by law so to do.

         7.8 This agreement and all communications from you to the Bank in connection with this agreement and the loan (all of which are to be sent in writing to the Bank at the address given at the heading of this agreement or to such other address as the Bank may from time to time advise) shall be signed on your behalf either in accordance with the mandate given by you to the Bank, or if requested by the Bank, in accordance with a specific resolution of your Board of Directors. All communications (whether given by you or by the Bank) relating to loan and any change to this agreement shall he in English.


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         7.9      This agreement is for the benefit of the contracting parties only and shall not confer any benefit on or be enforceable by a third party.

         7.10 Any change to this agreement that is not permitted in this agreement must be made in writing and be signed by the contracting parties.

         7.12 The SPECIFIC TERMS AND CONDITIONS and GENERAL TERMS AND CONDITIONS shall be read and construed as one agreement.

         7.12     References in this agreement to:

                  THE BANK includes its successors and assigns.

                  BANK RATE means the Bank's Base Rate from time to time. This rate will be displayed in branches of the Bank and may be varied (either up or down) by the Bunk at any time.

                  a BUSINESS DAY means a day other than a Saturday or a Sunday on which banks are open for normal business in England and Wales.

                  CONTROL shall have the meaning given to it in Section 840 of the Income and Corporation Taxes Act 1988 or any amendment to or restatement of that Act for the time being in force.

                  FINANCIAL STATEMENT means any particular time the latest consolidated balance sheet and profit and loss account (being audited or signed by an independent accountant if so required by law or by the Bank at any time and being prepared on the some basis, containing a similar level of detail and in accordance with the same accounting principles as, and for an accounting reference period consistent with, the latest such balance sheet and profit and loss account received by the Bank prior to the date on which this agreement is signed by the
                  Bank) of you and your subsidiaries together with the notes to both.

                  LOAN means, at any particular time, the total amount which may he borrowed by you under this agreement or, it appropriate, the total amount which has been debited to the loan account and remains outstanding at such time. The loan may, at any time, include any interest, costs and charges added to the loon account in accordance with this agreement.

                  MONTH means a calendar month.

                  PARENT and SUBSIDIARY shall have respectively the meaning given to parent undertaking and subsidiary undertaking in
                  Section 258 of the Companies Act l985 or any amendment to or restatement of that Act for the time being in force. During any period in which you do not have a SUBSIDIARY, all references to your subsidiaries shall be ignored and the relevant text read and construed accordingly.


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         7.13     For the purposes of the financial covenants:

                  PROFIT BEFORE TAXATION shall include items of an exceptional nature and shall exclude items of an extraordinary nature unless taken into account at the Bank's discretion for the purpose of any relevant calculation.

PRECONDITIONS SCHEDULE

         No preconditions required.

SECURITY SCHEDULE

         (1) an all moneys guarantee from Emrise Corporation for a principal amount of (pound)5000,000 plus interest and other costs as detailed in the guarantee and in respect of your debts and liabilities to the Bank,

         (2) admission of Pascall Electronics Limited to the omnibus guarantee and letter of set off,

         (3)      an unlimited debenture from Pascall Electronics Limited,

         (4) an assignment of the proceeds a life insurance policy of not less than (pound)500,000 which is to be taken out in respect of Graham Jefferies with assurers acceptable to the Bank,

         (5) a deed of postponement from Emrise Corporation in respect of a loan of US$5,000,000 to you,

         (6) an unlimited debenture dated 7th August 1986 from Xcel Corporation Limited,

         (7) an omnibus guarantee and set off agreement dated 4th April 2000 among the Bank, Xcel Corporation Limited, Xcel Power Systems Limited, Belix Wound Components Limited,

         (8) an unlimited all moneys guarantee dated 18th March 1998 from Xcel Power Systems Limited in respect of your debt, and liabilities to the Bank, and

         (9) a letter of comfort dated 14th December 1987 from XCEL Corporation Limited.


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You acknowledge having received, read and understood a copy of this agreement and, in consideration of the Bank agreeing to grant the loan, agree to the SPECIFIC TERMS AND CONDITIONS and to the GENERAL TERMS AND CONDITIONS set out above (together the "agreement"). You also acknowledge that this agreement comprises all the terms currently applicable to the loan and that no representation, warranty or undertaking has been made by the Bank in connection with the loan which is not set out in this agreement and, in deciding to enter into this agreement and to proceed with any transaction or project for which the loan has been sought, you recognise that the Bank has no duty to give you advice and you have not received or relied upon any advice given by the Bank.

Signed for and on behalf of Xcel Corporation by



/S/  G.M.J. Jeffries                (signature)              /S/ Carmine T. Oliva                (signature)
------------------------------------                     ----------------------------------------
*Director/Authorised Signatory/                          *Director/Authorised Signatory/Secretary


G.M.J. Jeffries                     (signature)          Carmine T. Oliva                        (signature)
------------------------------------                     ----------------------------------------

Pursuant to a Resolution of the Board dated                                             #
                                            --------------------------------------------

Date     June 30, 2005
     ----------------------
Signed for and on behalf of the Bank by

                                                     #        This will be either the date of the account
--------------------------------------------                  mandate if an appropriate resolution is
Manager/Authorised Signatory/                                 contained herein, or the date of a specific
                                                              resolution passed in respect of this loan
Date     June 30, 2005
     ---------------------------------------         *        Delete as appropriate

IMPORTANT NOTE:
---------------

THIS AGREEMENT CREATES LEGAL OBLIGATIONS.  BEFORE SIGNING YOU MAY WISH TO TAKE INDEPENDENT ADVICE.
--------------------------------------------------------------------------------------------------


Lloyds TSB Bank plc Registered Office 25 Graham Street, London EC2V 7HN.
Registered in England Number 2065 Authorized and regulated by the Financial
Services Authority and a signatory to the Banking Codes.


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